Exhibit 99.2

Jungla Inc.
UNAUDITED INTERIM FINANCIAL STATEMENTS
Balance Sheets as of March 31, 2019 and December 31, 2018
Statements of Operations for the three months ended March 31, 2019 and 2018
Statements of Stockholders’ Equity for the three months ended March 31, 2019 and 2018
Statements of Cash Flows for the three months ended March 31, 2019 and 2018
Notes to Unaudited Financial Statements

Jungla Inc.
Balance Sheets
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$866,466	$1,046,115
Prepaid expenses and other current assets	30,797	27,365
Total current assets	897,263	1,073,480
Property and equipment, net	430,584	361,272
Total assets	$1,327,847	$1,434,752

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$42,127	$14,934
Accrued expenses and other current liabilities	16,694	16,991
Total liabilities	58,821	31,925
Total long term liability	4,067	4,067
Total liabilities	$62,888	$35,992
Commitments and contingencies (Note 6)
Stockholders’ equity:
Convertible preferred stock	2,626,146	2,626,146
Common stock	85	85
Additional paid-in capital	452,076	414,344
Accumulated deficit	(1,813,348)	(1,641,815)
Total stockholders’ equity	1,264,959	1,398,760
Total liabilities and stockholders' equity	$1,327,847	$1,434,752

See accompanying notes to financial statements.

Jungla Inc.
Statements of Operations
(unaudited)

	Three months ended March 31,
	2019	2018

Operating expenses:
Research and development	$110,683	$96,683
Sales and marketing	11,788	3,529
General and administrative	49,070	34,578

Total operating expenses	171,541	134,790

Loss from operations	(171,541)	(134,790)

Other income, net:
Interest income, net	8	128
Total other income	8	128

Net loss	$(171,533)	$(134,662)

See accompanying notes to financial statements.

Jungla Inc.
Statements of Stockholders’ Equity
(unaudited)

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of January 1, 2018	4,074,251	$2,626,146	8,500,000	$85	$400,792	$ (1,039,817)	$1,987,206
Stock-based compensation	—	—	—	—	3,338	—	3,338
Net loss	—	—	—	—	—	(134,661)	(134,661)
Balance as of March 31, 2018	4,074,251	$2,626,146	8,500,000	$85	$404,130	$ (1,174,478)	$1,855,883

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of January 1, 2019	4,074,251	$2,626,146	8,500,000	$85	$414,344	$ (1,641,815)	$1,398,760
Stock-based compensation	—	—	—	—	37,732	—	37,732
Net loss	—	—	—	—	—	(171,533)	(171,533)
Balance as of March 31, 2019	4,074,251	$2,626,146	8,500,000	$85	$452,076	$ (1,813,348)	$1,264,959

See accompanying notes to financial statements.

Jungla Inc.
Statements of Cash Flows
(unaudited)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(171,533)	$(134,661)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,069	1,796
Stock-based compensation	37,732	3,388
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3,432)	33,381
Accounts payable	27,194	5,530
Accrued expenses and other current liabilities	(297)	1,343
Net cash used in operating activities	(108,267)	(89,223)
Cash flows used in investing activities:
Purchase of property and equipment	(71,382)	(43,827)
Net cash used in investing activities	(71,382)	(43,827)
Net decrease in cash	(179,649)	(133,050)
Cash, beginning of period	1,046,115	1,837,396
Cash, end of period	$866,466	$1,704,346

See accompanying notes to financial statements.

JUNGLA INC.
Notes to Unaudited Financial Statements

1.	OVERVIEW
Jungla Inc. (the Company or Jungla) is a biotechnology company delivering robust and scalable results for clinical genetic and genomic testing. Jungla aims to empower clinical genetic testing with quantitative, model-driven guidance to complement and enhance observational data. Jungla delivers robust, scalable, and auditable support with dramatically higher accuracies and increasingly mechanistic cellular and biophysical insights. The Company was incorporated in the state of Delaware in February 2016 and is headquartered in South San Francisco, CA.

2.	SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation — The accompanying unaudited condensed financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these unaudited condensed financial statements should be read in conjunction with the audited financial statements and the related notes for the fiscal year ended December 31, 2018. The condensed financial statements are unaudited and have been prepared on a basis consistent with that used to prepare the audited annual consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair statement of the condensed financial statements. The condensed balance sheet at December 31, 2018 is derived from audited financial statements but does not include all disclosures required by GAAP. The operating results for the three months ended March 31, 2019 are not necessarily indicative of the results expected for the full year ending December 31, 2019.
Significant Accounting Policies —There have been no material changes in the accounting policies from those disclosed in the audited financial statements as of and for the year ended December 31, 2018 and the related notes.
Use of Estimates — The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates, judgments, and assumptions that affect the reported amounts in the financial statements and accompanying footnotes. Such estimates include the useful lives of property and equipment, certain accrued expenses, fair value of the Company’s common stock, fair values of stock-based awards, income taxes, and legal contingencies. These estimates and assumptions are based on the Company’s best estimates and judgment. Actual results may differ from those estimates.
Liquidity and Going Concern — To date, the Company has operated with negative cash flows and has incurred losses since inception. The Company had an accumulated deficit of approximately $1.8 million as of March 31, 2019 and continues to generate net losses and negative cash flows from operations. Owing to significant investments in research and development that are typical of early-stage biotechnology companies, the Company has operated with negative cash flows and at a loss to date. Failure to generate sufficient revenue, reduce spending, or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives and also raise substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 8, the Company and Invitae Corporation (Invitae) consummated a Stock Purchase and Merger Agreement, dated July 11, 2019, under which 100% of the Company’s outstanding capital stock was acquired by Invitae for approximately $14.9 million in cash, 1,365,567 shares of Invitae common stock and up to an additional $15 million in consideration, in mostly Invitae common stock, subject to payment upon the achievement of certain performance milestones within 24 months of this transaction. As a result, these financial statements have been prepared on a basis that assumes the Company will continue as a going concern

JUNGLA INC.
Notes to Unaudited Financial Statements

and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Certain Significant Risks and Uncertainties — The Company’s future results of operations involve a number of risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, the achievement of technological milestones, market acceptance of the Company’s product candidates, competition from other products and larger companies, protection of proprietary technology, strategic relationships, and dependence on key individuals.
Capitalized Software Development Costs — The Company capitalizes certain internal-use software development costs associated with creating and enhancing internal use software. These costs include personnel and related employee benefits expenses for employees who are directly associated with and who devote time to software projects, and external direct costs of materials and services consumed in developing or obtaining the software. Software development costs that do not meet the qualification for capitalization are expensed as incurred. The Company capitalizes internal-use software development costs when preliminary development efforts are successfully completed, and it is probable that the project will be completed and the software will be used as intended. Such costs will be amortized on a straight-line basis over the estimated useful life of the related asset. Costs incurred prior to meeting these criteria are expensed as incurred. Management has determined that the Company is still in the application development stage, and without commercial viability, a first customer, or any implementations. As such, no amortization of capitalized software development costs have been recorded as of March 31, 2019. Capitalized software development costs are included in property and equipment on the Company’s balance sheet.
The Company capitalized internal-use software costs of $71,381 and $249,708 during the three months ended March 31, 2019 and the year ended December 31, 2018, respectively.
Stock-Based Compensation — The Company recognizes stock-based compensation expense for stock options and restricted stock awards to employees and nonemployees on a straight-line basis over the requisite service period of the award, which is generally equivalent to the vesting period. For all stock-based awards, the Company calculates the fair value of the award on the date of grant using the Black-Scholes option-pricing model. The estimation of stock-based awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from original estimates, such amounts are recorded as a cumulative adjustment in the period the estimates are revised.
The Company adopted Accounting Standards Update (ASU) 2018-07, Improvements to Nonemployee Share-Based Payment Accounting (ASU 2018-07) as for the fiscal year ended December 31, 2018. The ASU eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees.
Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right of use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. ASU 2016-02 is effective for the Company fiscal years beginning after December 15, 2019. ASU 2016-02 mandates a modified retrospective transition method with early adoption permitted. While the Company expects the adoption of this standard to result in an increase to its reported assets and liabilities, the Company has not yet determined the full impact that the adoption of this standard will have on its financial statements and related disclosures

JUNGLA INC.
Notes to Unaudited Financial Statements

In March 2016, the FASB issued ASU No. 2016-09, Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as equity or liabilities, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The standard is effective for the Company’s annual reporting period beginning on January 1, 2017; the impact was not material to the financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under this standard, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The Company adopted the standard effective for the Company’s annual reporting period beginning on January 1, 2018; the impact was not material to the financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718). This ASU simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. This ASU is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company early adopted this standard during the year ended December 31, 2018.

3. PROPERTY AND EQUIPMENT, NET
Property and equipment, net as of March 31, 2019 and December 31, 2018, consisted of the following:

	March 31, 2019	December 31, 2018

Capitalized software development	$418,507	$347,126
Computer and office equipment	14,324	14,324
Machinery and equipment	10,500	10,500
Total property and equipment	443,331	371,950
Less accumulated depreciation	(12,747)	(10,678)
Property and equipment, net	$ 430,584	$ 361,272

Depreciation expense for the three months ended March 31, 2019 and for the year ended December 31, 2018 was $2,069 and $8,002, respectively.
4. STOCKHOLDERS’ EQUITY
The Company’s Articles of Incorporation, as amended, authorize the Company to issue two classes of stock to be designated, respectively, common and preferred stock. The total number of shares that the Company is authorized to issue is 20,159,633 shares, each with a par value of $0.00001 per share, of which 15,700,000 shares are common stock and 4,459,633 shares are preferred stock.
Common Stock and Restricted Common Stock

JUNGLA INC.
Notes to Unaudited Financial Statements

During 2016, an aggregate of 7.7 million common shares were issued to founders in exchange for $77 in cash, and contain certain restrictive provisions on transfer and ownership. Such shares may vote and are entitled to all rights and privileges of other common shareholders and are subject to vesting schedules based on elapsed time of service by the holder to the Company. The Company has the right to repurchase any unvested shares at cost should the shareholder cease providing continuous service to the Company. As of March 31, 2019 and December 31, 2018, there were 1,764,584 and 2,245,833 shares remaining unvested, respectively.
During 2016, 800,000 common shares were issued to an investor in exchange for $100,000 in cash.
Convertible Preferred Stock
On November 3, 2016, the Company issued 4,074,251 shares of Series Seed Convertible Preferred Stock for proceeds of $2,646,146, net of costs of $74,530. Of the total Preferred shares issued, 3,468,512 shares were sold for cash totaling $2,550,050 at an issue price of $0.7352 per share. The remaining 605,739 shares were issued through the conversion of a convertible note issued in February 2016 for a total of $150,626 including principal and interest, or approximately $0.25 per share. The Company determined that a beneficial conversion feature valued at approximately $294,000 existed upon the conversion of the note. This amount was recorded as additional interest expense on the convertible note and as a credit to additional paid-in capital on the date of the conversion.

5. STOCK-BASED COMPENSATION

Stock-based compensation cost related to options granted under the Company’s 2016 Equity Incentive Plan (the “Plan”) for the three months ended March 31, 2019 and 2018 was $37,732 and $3,338, respectively, and is classified in the statement of operations as follows:

	March 31,
	2019	2018

Research and development	$35,421	$2,625
General and administrative	2,311	763
Total stock-based compensation	$37,732	$3,388

As of March 31, 2019, there was $ 89,059 of total unrecognized compensation cost related to non-vested stock options that is expected to be recognized over a weighted average period of 3.2 years.
6. COMMITMENTS AND CONTINGENCIES
Leases —The Company leases a facility in California, which includes office and laboratory space under a short-term cancelable operating lease. The leased facility has an initial term of 90 days with successive auto-renewing 90 day terms unless either party provides notice.
Rent expense for the three months ended March 31, 2019 and 2018 was approximately $20,858 and $15,600, respectively.
Contingencies — From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. There are no proceedings in which any of our directors, officers, affiliates, or any registered or beneficial shareholder is an adverse party or has a material interest adverse to its interest.

JUNGLA INC.
Notes to Unaudited Financial Statements

7. INCOME TAXES
In determining its provisions for income taxes, the Company uses the annual estimated effective tax rate applied to the actual year-to-date profit or loss, adjusted for discrete items arising in that quarter. The difference between the Company’s effective tax rate and the statutory rate is primarily driven by the valuation allowance taken against deferred income tax assets. For the three months ended March 31, 2019 and 2018, the Company recorded no income tax expense or benefit.
The Company files U.S. federal and state income tax returns with varying statutes of limitations. The Company is subject to U.S. federal, state, and local examinations by tax authorities for all prior tax years. There are currently no income tax audits underway by U.S. federal and state tax authorities.
8. SUBSEQUENT EVENTS
On July 11, 2019, the Company and Invitae entered into a Stock Purchase and Merger Agreement (the Agreement), providing for the acquisition of 100% of the outstanding capital stock of the Company by Invitae (the Transaction).  On July 16, 2019, the Company and Invitae completed the Transaction in accordance with the terms of the Agreement. At the closing of the Transaction, Invitae issued an aggregate of 1,365,567 shares of its common stock and approximately $14.9 million in cash to the former securityholders of the Company. Up to approximately $520,000 in cash and 203,129 additional shares of Invitae’s common stock are subject to a hold back to satisfy indemnification obligations that may arise in connection with the Agreement. In addition, approximately $15.0 million, mostly in Invitae’s common stock, will be payable in connection with the achievement of certain performance milestones within 24 months after the closing of the Transaction. A portion of the potential milestone consideration is also subject to offset by Invitae to satisfy indemnification obligations.